TERMINATION AGREEMENT

This Termination Agreement (the "Agreement"), effective as of January 30, 2006, is entered into by and between N2T, Inc. ("N2T") and Oakley, Inc. ("Oakley") (each a “Party” and collectively the “Parties”).

RECITALS

          WHEREAS, N2T and Oakley are parties to certain Aircraft Lease dated December 18, 2003 as amended from time to time by certain amendments thereto (collectively, the "Original Lease") with respect to certain aircraft referenced thereto;

          WHEREAS, the Parties have executed a new Aircraft Lease Agreement (the "New Lease") effective as of January 30, 2006 (the "Effective Date") with respect to certain aircraft referenced thereto (the "Aircraft").

    NOW, THEREFORE, it is hereby agreed as follows:

1.  Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms under the New Lease.

2.  Termination of the Original Lease. The Parties hereby agree that the Original Lease is terminated as of the Effective Date of the New Lease and shall have no further force or effect following the Effective Date, except for provisions that specifically survive the termination under the terms thereunder.

3.  Application of the New Lease. N2T and Oakley hereby agree that any issue arising out of or in connection with the lease of the Aircraft, including, but not limited to, rent payments and aircraft expenses on or after the Effective Date shall be resolved, calculated or adjusted in accordance with the provisions under the New Lease.

4.  Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior negotiations and agreements, written and oral, relating to the subject matter hereof, and shall be binding upon the Parties, their successors, assigns and legal representatives.

5.  Counterparts: This Agreement may be executed in several counterparts that together shall be originals and constitute one and the same instrument.

6.  Governing Law. This Agreement may be interpreted and enforced according to the substantive laws of the State of California without application of its conflicts or choice of law rules.

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement effective as of the date set forth above.

Oakley, Inc.	N2T, Inc.
By: Cosmas Lykos, Vice President, Business Development Date:	By: Jim Jannard, President Date:

3762107.2